UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2018

ETF Managers Group Commodity Trust I

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-36851 (Commission File Number)	36-4793446 (IRS Employer Identification No.)
30 Maple Street - Suite 2 Summit, New Jersey 07901 (Address of Principal Executive Offices, including Zip Code)
(844) 383-6477 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective January 1, 2018, ETF Managers Capital LLC (the “Sponsor”) amended the Licensing and Services Agreement between the Sponsor and Sit Fixed Income Advisors II, LLC (“Sit”) such that the Sit Rising Rate ETF (the “Fund”) pays Sit a license and service fee, paid monthly in arrears, for the use of the Benchmark Portfolio in an amount equal to 0.20% per annum of the value of the Fund’s average daily net assets.

Additionally, the Sponsor has contractually agreed to waive its receipt of the management fee from the Fund and/or assume the Fund’s expenses (excluding brokerage fees, interest expense, and extraordinary expenses) so that the Fund’s total annual expenses (excluding brokerage fees, interest expense, and extraordinary expenses) do not exceed 1.00% per annum through January 31, 2019.

The foregoing is a summary description of (i) Amendment Number 1 to the Licensing and Services Agreement, and (ii) the Fee Waiver Agreement, each of which is filed with this Current Report on Form 8-K as Exhibit 10.8 and 10.9, respectively, and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.8	Amendment Number 1 to the Licensing and Services Agreement

10.9	Fee Waiver Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EETF Managers Group Commodity Trust I

/s/ John A. Flanagan
Date: January 5, 2018	John A. Flanagan ETF Managers Capital LLC, Sponsor of ETF Managers Commodity Trust I
Chief Financial Officer